Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Terence Reilly to Chief Brand Officer Role
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BROOMFIELD, COLORADO — May 21, 2025 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced that the organization has elevated Terence Reilly to Executive Vice President, Chief Brand Officer, with oversight over the marketing and communications functions for both the Crocs and HEYDUDE brands, effective immediately.

As a veteran brand expert, Terence has a proven track record of building lasting brand identity, connecting to relevant culture and creating strategies that foster consumer engagement and loyalty. In this newly created role, Terence will be responsible for stewarding the marketing visions across both brands, elevating creative direction and amplifying storytelling to drive the company’s global narrative while deepening its consumer connectivity around the world. He will continue to report to Chief Executive Officer, Andrew Rees, while collaborating with Anne Mehlman, Executive Vice President, Brand President for Crocs, in addition to HEYDUDE brand leadership to drive strategy and execution.

Mr. Rees will serve as the interim President for the HEYDUDE brand alongside the brand’s Senior Leadership Team until a permanent structure is announced.

“The power of the Crocs and HEYDUDE brands is unlike anything I’ve seen in my 25-plus years of connecting with consumers and culture to drive lasting business results. We have two of the largest casual footwear brands in the world, loved by communities of passionate fans,” said Reilly. "While we have seen remarkable success over the last decade from Post Malone to Jelly Roll and so much in between, I believe we are just getting started. In partnership with Andrew and Anne, I am honored to play a key role in championing the future vision of Crocs, Inc.”

“Since Terence rejoined Crocs, Inc. in 2024, the HEYDUDE brand has seen significant traction under his leadership. He has galvanized a team, sharpened the brand’s strategic focus and re-established authentic connections with our consumers. I am confident that the green shoots we are seeing today are building the foundation for sustainable long-term brand growth,” said Andrew Rees, Chief Executive Officer. “With Terence in this new role and in partnership with our proven leadership team, this shift will create an elevated focus on driving heat and energy for both our brands and spark disruptive innovation as we engage with our consumers and customers around the world.”

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements:
This press release includes statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These include statements regarding future outlook, contributions of executives, and expectations (financial or otherwise) and intentions. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this press release speaks only as of May 21, 2025. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category: Investors
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